Form C

Cover Page

Name of issuer:

Industry Water Filtration, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: WY

Date of organization: 1/27/2017

Physical address of issuer:

3571 E. Sunset Rd., Ste. 202
Las Vegas NV 89120

Website of issuer:

http://www.iwfsaveswater.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

5/18/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Industry Water Filtration, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark J. Stephenson	Contaminant Detection	Hydro Virga	2017
Richard F. Yanda, Ph.D.	Manufacturing	Industry Water Filtration, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ray Medeiros	Executive VP	2014
Paul Rygaard	VP of Engineering	2010
Richard F. Yanda, Ph.D.	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Richard F. Yanda, Ph.D.	7116590.0 Common Stock	37.75

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Entrenched legacy competition will require careful strategies to displace. Many competitors exist, all using some version of established "old-school" technology. The IWF innovation will have to be proven to customers through successful demonstrations in their own manufacturing lines.
>
> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> Some customers do not account for their cost of water, such as when they have their own wells. That situation makes it more difficult to show financial advantage in purchase or lease of our tool.

Many producers and processors in the agricultural industry are very slow to adopt new technologies. The "old ways" can be difficult to displace. This may slow growth.

We have been unable to interest venture capitalists and angel investors in our company because of the slower growth experienced by a manufacturing firm. If we must go to the investor community in the future, the ability to continue to fund our work is unknown.

Each new application for the technology is a new challenge. Some markets will turn out to be unsuitable or we will be unable to beat the competition. This happened once with pre-filtration of irrigation water; the competition was able to satisfy the customer at a lower price than we required.

There is a limitation to our technology in that it cannot always reclaim all of the water. Some small amount must be used to flush out the waste solids. All of our competitors have the same problem and the solution is easy to build into the system. It is an important point to address in the sales process.

The company's IP is protected by a patent. The system is similar enough to existing technology that we will continue to file new patents as we improve the design, to protect against copycats. The advantage afforded by our technology is simple yet significant. The low cost of the tool, the simplicity of the mechanism and the extremely low maintenance are very advantageous.

Another patent issue is the current lack of international protection. We will immediately file the patents internationally upon obtaining more funding.

Ray Medeiros, the executive VP at IWF and VP of Marketing at his primary occupation FreedomLeaf in Las Vegas, is working part-time only and not full-time. Paul Rygaard, VP of Engineering at IWF, is also working part-time only.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Manufacturing 30,000
	Trade Show Booths 5,000
	Facility Rental 900
	Tools, Test & Assembly Equipment 3,000
	Replacement Parts 2,500
	Travel 3,000
	Wefunder Fees 2,500
	Reserves 3,100
	Total 50,000

If we raise:	**$100,000**
Use of Proceeds:	Nov Burn 3,000.00
	Dec Burn 2,000.00
	Jan Burn 5,000.00
	Facility Rental 4,050.00
	Manufacturing 45,000.00
	Tools, Test &Assembly Equipment 3,000.00
	Trade Show Booth, Models 8,000.00
	Travel 6,000.00
	Marketing and Branding 4,000.00
	Inventory 0.00
	Training, Compliance, Communication 500.00
	Wefunder Fees 5,000
	Sub Total 80,550.00
	Reserves 14,450.00
	Total 100,000.00

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this

Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (90%) , or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $2,000,000 and discount rate of 85%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

i. if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

ii. if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

iii. regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	24,000,000	18,850,160	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview: Industry Water Filtration, Inc. manufactures water processing filtration equipment for industrial applications. The machines filter water using a patented design that allows the use of filter screens with very small pores. Apps such as pre-wash water recycling at food processing plants are targeted. The IWF technology was designed specifically to fill an important need that will reduce the customer's water costs as much as 95%. Some customers also will recover valuable material that can be sold or reused.

IWF easily links to many other types of equipment to form hybrid systems for water purification, reverse osmosis, desalination, wastewater disposal, stormwater runoff filtration and many other applications. The unique patented system from IWF inexpensively processes high volumes of water in the microfiltration regime because of the continuous backflush, the heart of the patent. The patent is titled: Systems, Devices and Methods for High Volume Fluid Filtering. The diagrams of our technology that you have explain the function fairly clearly. Filtering fluids is not patentable because it is public knowledge. Using a spinning filter assembly is also common in centrifuges. The thing that makes the technology patentable is the integrated system combining the filter assembly, rotating to produce pressure head and the continuous backflush. The system only works because of the continuous backflush. This approach was ignored by the industry, it is assumed, becasue it was very difficult to make it work. We still keep the configuration of the backflush nozzles proprietary.

Industry Water Filtration, Inc. currently has 19 investors.

The original corporation, RTE Water, Inc., was formed by Wilson, Sonsini, Goodrich and Rosati, Palo Alto, CA, in 2009. Fifteen investors bought into RTE Water. There were many management changes and struggles to find more funding over the next five years. A second corporation was formed, Industrial Turbidity Solutions, Inc., in 2014 in an attempt to add new investors after a management change. Four new investors joined the team.

The development of the finished product required all of the funds that the company possessed. After much discussion and research into new methods of obtaining funding it was decided to simplify the corporate structure through a complete reorganization. All of the shareholders voted to form Industry Water Filtration, Inc. in January of 2017. We hired a CPA who had worked for the SEC, to exchange our shareholder's stock into new shares for IWF in a careful, legal manner. The reorg provided adequate shares to sell to new investors as well as protecting founders. The earlier corporations have been dissolved. These investors formed IWF in a stock exchange deal (they were given 1.4 shares in IWF for every share they owned in the old corporations). We are still valuing the stock at $0.10 per share. None of these early investors hold more than 20% ownership of IWF. The earlier corporations are now dissolved. They were called RTE Water, Inc. and Industrial Turbidity Solutions, Inc. They brought together investors who supported the development of an innovative water treatment technology. No business was conducted by those companies and no revenue was generated.

The development of the technology began in 2008 and was completed not long after the patent was awarded in 2015. Extensive testing was conducted in 2016 at potential customer sites to prove the efficacy of the final design.

The investors in the earlier corporations put up $60,000 in cash and $50,000 in cash equivalent machining and engineering work.

Industry Water Technology, Inc., was created to fund the manufacturing and marketing of the completed product developed from the earlier R&D work. The first step in this process is to attract investors to fund the effort. No cash has been generated by IWF at this time.

Revenue Generation: IWF will sell and lease machinery to water-intensive industries. The best source of customers is industry trade shows. We will begin to target food processing, aquaculture (fish farming) and excavation shows. We also have ready a lease and lease/purchase arrangement with an outside leasing company. Many customers with short processing seasons find that option attractive.

Continuous advertising in trade magazines and journals will be conducted. Most industries have several trade-specific magazines that are popular with users.

IWF will both sell and lease machines. The target industries are excellent sources of both types of revenue. Leased equipment generates cash flow. Equipment sold will also generate cash flow from maintenance contracts and parts sales.

We have developed a largely out-sourced manufacturing process with only assembly and final testing to be done in-house. The pro forma shows an expected operating margin of about 70%.

Growth: See attached Pro Farma for numbers surrounding growth. There is enormous pressure on water supplies in a large part of the world. Water costs will continue to rise. Droughts are an ever-present reality on a planet where the amount of potable water is fixed but the population keeps doubling. In California alone, the population has more than doubled since 1980. NASA predicts that many of the world's aquifers will be pumped out permanently within a few decades. Regulations for water use keep getting tighter, driving up costs.

Even the fairly new fish farming industry is exploding, needing more water processing equipment. The industry is being supported by NOAA to double in size in just a few years. 80% of the industry employs tanks for fish farming that require continuous filtering.

A large opportunity for us is the replacement of old, outdated equipment. The existing filtration systems are typically very expensive, high maintenance and inefficient. Our goal of replacing settling tanks is a great example of another dinosaur technology that has outlived its usefulness.

For IWF to grow to $300M a year revenue in five years the company needs to only capture 1% of the $36B municipal drinking water treatment and wastewater treatment industry ($300M/year). By then we intend to be a significant contributor to the US Food Processing Industry ($50M/year), the Aquaculture Industry ($10M/year) and the Excavation/Mining Industry($100M/year). That's just in the US. By the five year mark we intend to license our technology to companies in India, Australia, Indonesia, and Chile. Then we plan to tackle the reverse osmosis and desalination, wine and beer manufacturing and other markets.

The IWF technology also lends itself to many emerging industries. Shipping container wastewater treatment units, some utilized by the military, is a good example. Shipping container desalination and purification units are common in Saudia Arabia. Indonesia is doing the same to settle their thousands of islands with no infrastructure. There are many opportunities.

Current Situation: IWF has no revenue and no customers. We also have no debt, lines of credit or other encumbrances. The current cash on hand is $0 and expense is $0.

In our target industries, the finished product must be delivered to the potential customer to be tested out on their manufacturing line. The development of the product was costly and time consuming. I took all of our resources. The result is an excellent product that does what it claims as proven by independent testing.

The pro forma shows the use of funds from this investment offering. We will be immediately manufacturing the tools and then qualifying machines with potential customers within three months.

The demand for this new technology is expected to be very large. Our idea has gained willing acceptance at the trade shows we have attended and we have a waiting list of companies for demos.

Short Term & Burn Rate:

Current cashflow is $0 with expenses also at $0 because IWF has not commenced with operations. Once we do, the projected expense in the short term is $4,430.00 per month. If IWF reaches the minimum funding target with Wefunder, our expected runway is 6 months but we will seek capital funding after 3 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Richard F. Yanda, Ph.D., certify that:

(1) the financial statements of Industry Water Filtration, Inc. included in this Form are true and complete in all material respects

Richard F. Yanda, Ph.D.
Manufacturing

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.iwfsaveswater.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Mark J. Stephenson
Paul Rygaard
Ray Medeiros
Richard F. Yanda, Ph.D.

Appendix E: Supporting Documents

IWF_Pro_Forma_Oct17_Rev2.xlsx

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Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

INVEST IN INDUSTRY WATER FILTRATION, INC.

Reclaiming Wastewater Through Innovative Water Conservation Technology

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SCADAPack

$0
raised of $50K goal

$100 min
by Wefunder Portal LLC
INVEST

> *"Founded by people who are passionate about solving the water crisis, we've developed technology that will produce "reuse water" out of wastewater, allowing water to be used again and not dumped. Our cost-per-gallon to process water is the lowest in the industry because of our patented continuous processing innovation, which also greatly reduces the cost of wastewater disposal.*

Richard Yanda
PRESIDENT, INDUSTRY WATER FILTRATION, INC.

Future Equity (SAFE)

$2.5M valuation cap | **10%** discount

A SAFE gives you the right to future shares in Industry Water Filtration, Inc. If you invest, you're betting the company will be worth more than $2.5M in the future.

EARLY BIRD BONUS: $2M valuation cap and 15% discount

Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $2M valuation cap and 15% discount.

INVESTOR PERKS

$250+	Life Straw Personal Water Filter
$500+	Sawyer Mini Water Filter
$1,000+	Ketadyne Vario Backcountry Series Microfilter
$5,000+	Ketadyne Camping Filter System

OUR AMBITION

IWF wants to lead the way in water saving. The water crisis is very real and gets worse every year, as NASA has observed that most of the world's aquifers are threatening to run dry, some as early as 2050. We want to help the world overcome that very serious threat by seeking funding to begin manufacturing our patented design. Our hope is to find investors who want to invest in a company whose goal is to improve our environment as well as make a fair profit.

KEY FACTS

- Patent awarded October 2015 and new patents to increase markets are being written.
- Cost-per-gallon to process water with our technology is the lowest in the industry.
- Seven years of product development at potential customer sites.
- Independent Testing completed at Fresno State University's International Center for Water Technology.
- Hybrid systems developed that link IWT technology to water purification technology.
- Our engineering breakthrough processes up to 500,000 gallons of water per day with a tiny filter pore.

DOCUMENTS

IWFPitchDeckRev8.pptx

IMG_0038.jpg

IMG_1225.jpg

iwfsaveswater.com

WATER TECH HARDWARE AGRICULTURE CLEAN-TECH CLEAN TECH SCIENCE SUSTAINABILITY SOCIAL IMPACT

Why I Like Industry Water Filtration, Inc.

When I first saw Rick's idea, I was impressed with its simple elegance and clever solution to an old engineering problem with water filtration. That is very satisfying to the engineer in me. But I was also drawn to the idea as an investor. It says a lot about someone who will persevere for nine years. Rick's incredible personal drive to accomplish this goal is admirable. Investing in IWF will help make a better world and hopefully contribute to every investor's financial growth.



Bob Feist

FIRST INVESTOR IN IWF; EXPERIENCED INVESTOR AND ENGINEER

INVESTED THIS ROUND

Fixing a Global Problem

Every water treatment process begins with filtration, and our technology is an innovation in high volume water filtration. Our product will allow for the recovery of water that's currently wasted in huge volumes for reuse in many applications, and it can't come at a more necessary time -- aquifers are being pumped dry, and places like California and Argentina just experienced unparalleled droughts.





How Our Technology Works

We use stainless steel or polymeric screens with microscopic pore openings for microfiltration. Our product is also a chemical-free reducer of biological contaminants.


INPUT ENTERS
LIP
FILTER ROTATES TO
FORCE LIQUID
THROUGH SCREEN



Our Product Can Immediately Improve Produce Processing

Fruit and vegetable processing uses water to wash produce coming in from the field. Without fine filtration, this water is used and then dumped. Our technology filters well into the microfiltration range, reducing the turbidity of the water to meet government requirements, allowing the water to be used again in pre-wash. In California alone, there are 49 food processors using between 1-10 million gallons of washing water per day. If we sell to just half of these processors, we'll save 125 million gallons of water per day and generate $23 million in sales.



Current Practice
Issue: Wells are drying up and/or getting too salty
Issue: To many organic solids getting into the biologic treatment pond
Settling tank/pond
Biologic treatment ponds



Proposed Solution
Filtrate goes directly to the biologic treatment ponds
Waste Stream
IWF
Since waste flow is 80% reduced, much more of the solids will settle out.
Settling tank/pond
Biologic treatment ponds



Proposed reuse Solution
80% reduction in clean water and waste water
80% reduction in fresh water usage.
Reuse Filtrate
IWF
Waste Stream
80% reduction in waste water generation
Since waste flow is 80% reduced, much more of the solids will settle out.
Settling tank/pond
Biologic treatment ponds



Possible set-up for multi-unit application
Additional units come on line as tank gets fuller
IWF
IWF
Filtrate goes directly to the biologic treatment ponds
Since waste flow is 80% reduced, much more of the solids will settle out.
Settling tank/pond
Biologic treatment ponds

Our Progress So Far

March 2009 — Formation of Original Corporation

Wilson, Sonsini, Goodrich & Rosati form our corporation in Palo Alto, CA.

September 2009 — Completion of First Prototype for Proof of Concept

2013 — Prototype #4 Used by Cal State Fresno ICWT for Independent Testing

The tests were successful using 10 micron stainless filter screen.

2014 — Control System Designed and Successfully Tested

Inexpensive system allows for control of all valves, pumps and full instrumentation.

October 2015 — Completion of Product Development

We successfully test our 5 micron stainless filter screen at a pickle producer.

2016 — Launch of Equity Crowdfunding

2018 — Second Patent Filed

The next patent will enlarge the number of markets, cover improvements in the technology, and increase the protection of the technology.

2018 — Target date to file patents internationally

The new patent will be filed internationally while the original patent filing will be expanded to cover all applicable countries.

2018 — Exhibit at the California League of Food Processors Annual Trade Show in Sacramento, CA

Most of the members of the CLFP are potential customers, so we try to maintain a membership.

2018 — Exhibit at the World Agriculture Expo, Tulare, CA

This trade show is the largest of the year in California. It includes all types of agriculture equipment.

Let's Save Water Together

I was introduced to the water processing industry in 2008 at the early stage of the now well-known water crisis facing the world. High-tech fever was running wild in the area of water purification while leaving all the other aspects of water processing in the dark ages. Droughts and water shortages were becoming commonplace across the globe but recovery of wastewater was not high on the list of important needs.

I was sure that I could design an innovation that would utilize the most up-to-date products available and be a forward leap in saving water. As time went by, nineteen others saw the promise of my idea and joined the effort as investors. I was encouraged by the fact that everyone volunteered to invest. I never had to ask.

Over the past nine years, five prototypes have been built and the bugs worked out of the design. By the time the patent was granted, the final design was completed and proven.

Developing a manufacturing tool is a slow process. All of the funds that we could raise were used to complete the design. But that job is done and the patent is issued. Now is the time to begin manufacturing and selling.

The technology has been widely accepted and many companies have expressed an interest in using our tool. The low cost, low maintenance, and high production rate are an easy sell.

Join us in helping the world save water. We all feel that this investment is important for our own benefit as well as for others.

Sincerely,

Richard R. Yanda, Ph.D.

Meet the Founders



Richard Yanda
President
Inventor of IWF technology; Twenty-five years as an engineer in manufacturing; Inventor of innovations in chip manufacturing; Technical book author; Former researcher and Army officer



Raymond Medeiros
Executive VP
Ray has a career of forty-plus years starting new businesses. He works with Freedom Leaf as well as Industry Water Filtration. Inc.



Mark J Stephenson
Advisor
Mark is a professional startup CEO. He has worked with many startups in Silicon Valley and elsewhere. He was previously the water guru at Palo Alto Research Center, formerly Xerox PARC.



Paul T. Rygaard
Vice President, Engineering
Paul is a retired Director of Hewlett-Packard Corporation. He is also an astute electrical engineer and the designer of the IWF electronic control system.

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

IW: IWF fills a blank space in water treatment technology. By utilizing new microfiltration screens such as woven stainless steel that are incorporated into our patented back flush technology, we have discovered a way to save huge amounts of water.

For example, we replace old school, low-efficiency technology such as giant settling tanks and ponds as well as many components of expensive wastewater sewage systems composed of "dead-end" filters that have to be cleaned or replaced. We eliminate the wasted water that is flushed away after cleaning swimming pool sand filters. We easily recover and reuse most of the water used to pre-wash fruits and vegetables prior to food processing operations. The list of water saving opportunities is endless.

We continuously filter high volumes of water through pores as small as 2.5 microns. That performance equates to the removal of particulates well into the microfiltration range of particle sizes.

Our machine filters continuously, 24/7. We have eliminated the need to stop processing to clean the filters which greatly improves the efficiency of the tool.

One machine processes up to 500,000 gallons of water per day; the machine is five feet in diameter and six and a half feet tall. The systems are modular so it is easy to customize the installation size to meet customer needs.

IWF also makes a portable unit that is of a reduced size for special applications such as pumping out rainwater runoff tanks.

The first step in all water treatment systems is physical filtration. We partner with other technologies to produce hybrid systems for purification, desalination, excavation, water disposal systems and many other applications.

WF: What do you understand about your business that others don't get?

IW: We explored the questions of, "What does the customer want and what does the customer need?" The potential customers were happy to tell us. We found an almost universal dissatisfaction with the existing technologies. Customers want affordable machinery that will run 24/7 without any need for operators or maintenance. Our patented technology was developed to exactly satisfy that need.

The water processing industry is much like all other heavy industry -- innovations that come from inside the industry tend to tweak existing technologies. True innovations, like that offered by IWF, often come from outside sources using ideas that are unfamiliar to industry insiders.

IWF offers a timely and critical innovation to the water treatment industry.

WF: How big is the market?

IW: The market is almost unlimited in size because of all of the uses for the IWF technology. Here is a break-down of several industries that will be immediately targeted:

A. Food Processing, Canning

1. 331 Food Processors in California; avg. 660 million gallons per day during processing season.
2. IWF share of the market: 50% or 165 customers; saving 330 million gallons per day.
3. IWF will sell 660 machines totaling $63 million initially in CA.
4. 5195 food processors in the US; IWF will move out of CA in Phase II.

B. Aquaculture

1. Current IWF share is 1,000 machines in the US.
2. The market is $95 million.
3. Market expanding by 50% by 2021.

C. Swimming Pools

1. 14,400,000 Swimming pools in the U.S.
2. Three billion gallons of water wasted every year.
3. IWF share 384 machines, Model 300.
4. $25 million.

D. Excavation

1. 25,328 excavation contractors in U.S.
2. IWF share $1.6 billion.
3. Model 300 portable.

Many more markets exist and numbers are available upon request.

WF: Who are your competitors? How are you different?

IW: The research efforts in water technology have been almost entirely devoted to purification. IWF is almost alone in pushing the boundaries of physical filtration.

Competitors who make filters focus mostly on much larger size particulates than IWF. We confine ourselves to microscopic filter pore sizes. We can do it because of our patented technology. The water technology markets we are after require very fine filtration.

There are several very experienced filter makers who have been in business for a long time. They all require elaborate back-flushing schemes with complex designs that require the interruption of processing to clean the filters. This weakness in their engineering multiplies their costs far beyond IWF's.

The most important competitor is legacy technology, the old-school settling tank. A settling tank is often dug in the ground near the point of use. These tanks are actually quite expensive to build and maintain and also take up a lot of space.

The worst thing about a settling tank is that it does a very poor job of removing particles. Suspended particles remain suspended while larger particles settle out very slowly. IWF rapidly removes particles that are much smaller than those that will settle out. IWF has a small 6'X6' footprint compared to a 1/8 to 1/4 acre settling tank.

The names of some competitors are listed in the attached PowerPoint Pitch Deck.

WF: What's your biggest risk? What keeps you up at night?

IW: The biggest risk for IWF is the difficulty to gain acceptance in the industrial sector with a new, innovative technology. The customer does not have any familiarity with our technology and so is slow to develop trust.

Handling this resistance will be done by offering a trial period for new customers and the use of a lease-to-own program. The customer can put the IWF tool in their manufacturing line and see how well it will do its job. That is thought to be the best way to build confidence in the product. A generous warranty will also be offered.

WF: How will you make money?

IW: IWF makes money by selling machines and leasing them. The large Model 200 sells for $95,000.00. The portable Model 300 sells for $65,000.00.

IWF has developed an effective supply chain and a sophisticated design over an eight year period. The low manufacturing cost and low overhead philosophy of the company yield high margins that will reward investors.

Details of the financials are in the Pro Forma.

WF: How do you acquire customers?

IW: IWF will develop new customers through trade show exhibiting. Trade shows will produce well-qualified leads. IWF has exhibited at trade shows in the past.

Advertising in trade magazines will be used in a continuous manner. Developing some name recognition is always helpful.

Referrals is the best way to do business with industries such as agriculture and construction. This effort will be used widely.

WF: How did you get started?

IW: We started out hoping to find a way to attack the water shortages that are becoming common all over the world. Early research into the industrial water processing industry revealed stagnant engineering designs. We knew we could do better.

The founders of IWF live in drought-prone California. We began to become worried about the worsening water shortage that affected everyone around us. Our food supply has been impacted along with water rationing in cities. The population in CA has more than doubled in thirty-five years and is still growing. But there is still the same amount of water available.

The water crisis exists all over the US and in large parts of the world. If we can have an impact, it will help everyone. It is a meaningful business to build.

Our patented invention fills a vital need and should be accepted all over the world. Making a profitable business to fill this need makes sense.

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RISKS

1 Entrenched legacy competition will require careful strategies to displace. Many competitors exist, all using some version of established "old-school" technology. The IWF innovation will have to be proven to customers through successful demonstrations in their own manufacturing lines.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

3 Some customers do not account for their cost of water, such as when they have their own wells. That situation makes it more difficult to

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Paul T. Rygaard

Senior SW Development executive and leader.

Industrial Turbidity Solutions. A water reclamation technology startup. • University of Misso…

San Francisco Bay Area • 500+

Send InMail

I am a passionate, technology-minded, senior level SW development executive that knows how to organize and motivate teams to get innovative products released to the customer. I am fascinated by technology and I thrive in a challenging environment that allows for enhancements, creativity and change. I have a broad set of skills and success in client & mobile application development, system integration, international team management, partner management and organizational development. I surround myself with diverse, innovative, and talented people with the ability to tackle the most challenging situations and deliver solutions. Being a people-oriented manager, I foster an environment of trust and openness in order to build teams that work well and can quickly address both opportunities and issues. I help individuals grow and succeed while also driving team success.

• Led teams of 40+ over multiple projects and budgets of up to $3M in program dollars.
• Committed to delivering high-quality products within strict budget and deadlines.
• Knowledgeable technical expert with a pragmatic approach to leadership.
• Dedicated leader with experience working with global teams in both China and India as well as US-based developers.
• Motivate teams to achieve outstanding results and build loyalty and trust among key stakeholders.
• Known for a commitment to product innovation and Agile development.
• Experienced at development of client applications for cloud services.

Specialties:
• Team Leadership
• Software Development
• Mobile Applications for Cloud Computing
• Multimillion Dollar Budgets
• Agile Development
• Usability Design
• Worldwide Teams
• Strategic Planning
• Program Management
• Restructuring Initiatives
• Hardware Engineering
• Managing Technical relationships with partners

See less

Experience

Senior Managment Consultant
Industrial Turbidity Solutions. A water reclamation technology startup.
Nov 2014 – Present • 3 yrs 1 mo

Primary Role: Management Consultant:
* Coaching and training C-level management on how to transition from development/research mode to shipping product.
* Develop strategic and tactical plans for driving company forward.
* Prioritize projects and features to match strategic and tactical plans with available budget.

Secondary Role: Engineering Management Consultant.
* Leading company efforts to develop 2nd generation industrial control system to simplify and reduce cost by 70%

SW DIRECTOR, APPLICATIONS & SERVICES GROUP

Hewlett-Packard
2011 – 2014 • 3 yrs
Sunnyvale, CA

Experience Summary: Hewlett-Packard, Cupertino, CA

Managed a globally distributed Agile development team of 5 Project Managers and over 40 Engineers across India, China, and the U.S. Led the development of industry-leading hardware and software for both PC and Android platforms. Grew revenue and managed program budgets of up to $3M. Recruited high-performing developers. Prioritized projects and made key strategic decisions for the division. Drove continuous process improvement and improved usability.
• Led HP PC registration efforts, achieving an unprecedented 65% registration rate.
• Developed registration strategies worth up to $40M in support cost reduction and direct marketing revenue.
• Successfully revitalized and re-structured the Chinese Development Center.
• Built the worldwide HP Connected Photo line of software for Windows 8 and Android with an installed user base of well over 1 Million users. This software was integrated into the HP Snapfish photo printing cloud service.
• Built a business intelligence system that significantly improved the decision making process.
• Took over the HP Connected Drive Software for Windows and brought it to market.
• Managed collaboration with HP-Autonomy to deliver HP Connected Backup (A consumer cloud backup service).

Media (2)



HP Connected Photo - Android



HP connected Photo - Windows Modern

SW DIRECTOR, CONSUMER DESKTOPS

Hewlett-Packard
2005 – 2011 • 6 yrs

Built and lead the teams managing development or acquisition of all SW modules shipped on the HP Consumer Desktop PCs. Built tools and processes for the integration and deployment of the build images for all HP consumer desktop systems. Grew the business to the number one Consumer Desktop PC supplier in the world.
• Successfully delivered worldwide Consumer Desktop PC build images to manufacturing for 4 years without ever missing a retailer commitment.
• Revamped the consumer Desktop HP Factory image build tools resulting in innovations that were adopted throughout the company.
• Managed the organization’s relationship with Microsoft to help ensure successful on-time release of Windows Vista, Windows 7 and Windows 8.1 based products.
• Delivered the award-winning TouchSmart All-In-One Platform two years before Windows 7 introduced touch.

Media (2)



HP TouchSmart infinit Scrolling Canvas with '3D' paralax background



The HP TouchsSmart 2 set the AIO category on fire

Project Manager
Hewlett Packard
2001 – 2005 • 4 yrs
Cupertino, CA

Beyond-the-Box Project Manager (2001- 2005)

• Built and led a team of engineers in the development, deployment and ongoing enhancement of a sophisticated Client server ISP offer presentation tool that presents customers with value added offerings world-wide

• Earned a team reputation of being extremely flexible and responsive while delivering components on time and with high quality.

• Partnered with IT on the specification, development and deployment of the IT back-end infrastructure for Easy Internet Signup and the Consumer Redirector service. This infrastructure has since been leveraged for use by many groups and functions within HP.

• Managed the collection, testing and deployment of partner software and marketing content for over 35 partners world-wide.

• Coordinated with Marketing and Business Development on the tactical and strategic planning of the value-added software business.

• Pioneered new component owner process and tool improvements that are now standard in the division.

• Worked with partner companies to maintain a tight technical relationship that complimented the corresponding business relationship.

• Implemented continuous process improvement and automation which resulted in significantly increasing scope of responsibility and deliverables without adding headcount.

Education

University of Missouri - Rolla
Bachelor's degree, Electrical and Electronics Engineering
Activities and Societies: Lambda Chi Alpha Fraternity Student Union

Lee's Summit High

Featured Skills & Endorsements

Leadership · 23
Endorsed by **12 of Paul T.'s colleagues at Hewlett Packard Enterprise**

Software Develop... · 48
Endorsed by **Mamoun Abu-Samaha, who is highly skilled at this**
Endorsed by **23 of Paul T.'s colleagues at Hewlett Packard Enterprise**

Agile Methodolog... · 46

Endorsed by **Kyle Yumen, who is highly skilled at this**

Endorsed by **24 of Paul T.'s colleagues at Hewlett Packard Enterprise**

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Recommendations

Received (7) Given (2)



Richard F. Yanda, Ph.D.
President of Industry Water Filtration
January 15, 2015, Paul T. worked with Richard F. in the same group

Paul Rygaard is the comsumate professional manager. He is one of our investors and I have been fortunate to have his help with my startup company. Paul has vast knowledge of all aspects of project management and never misses any detail. His most impressive skill is keeping the effort on track and on time. It is reassuring to have his insight into the highest level of technical details regarding engineering for both software and electronics.



Randy Hewitt
Software Product Development Executive
October 22, 2014, Randy managed Paul T. directly

I have worked closely with Paul during the past 4 years as a peer and direct supervisor for the past 18 months. During that time Paul has been an important contributor to our organization as the Director of Software Engineering. In this role he was responsible for leading teams in US and China to deliver PC software products.
Paul has a passion for software development and has been very instrumental in the delivery of a number of important products. His passion can best be described as a will to win. He consistently drives himself and his teams to deliver more than they thought possible and not just to meet our goals but exceed them.
Paul has also been a clear voice withing the organization, often challenging the norms so that we constantly improve. There have been many times that Paul has been willing to take an unpopular of difficult stand on an issue that he truly believes in. This trait has been well respected by myself as well as his peers and most always has led to a deeper discussion on the topic resulting in important changes.
Paul is a very strong technical leader. He takes the time to dig in to new technologies to ensure he is able to adequately lead the team as well as position the technology to senior management. He leads the development teams from a position of knowledge and experience, but allows the technology owners the space to find their own success.
Paul's greatest attribute is people management. He works hard to ensure his people get the support they need, that our communications as a leadership team are open and honest and strives to build relationships, not acquaintances. He has always been able to find that balance between 'managing' and 'leading' to get the best results from his teams.
I have a lot of respect for Paul as a technical leader and have no doubt he will find success in any future endeavors.

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Accomplishments

2 **Courses**
CSU -Chico & HP Core SW Engineering program • Core - SW Engineering program - Chico State

1 **Language**

Currently studying beginers Mandarin

1 **Project**

HP Touchsmar SW Suite

Interests

Information Technology Jobs | Sta...
447,288 members

Woodturning for Fun Network
40 members

Rare Earth Hardwoods
2,150 followers

HP
2,537,055 followers



Ryan Holmes
CEO at Hootsuite
1,561,147 followers

Woodturning
1,449 members

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Raymond Medeiros

Vice President of Freedom Leaf, Inc & Founder of Business Cares, Inc, a non-profit

Freedom Leaf, Inc • Kent State University

Las Vegas, Nevada • 500+

Send InMail

Mr. Medeiros works closely with the CEO to manage the initiatives of Freedom Leaf Inc. He is responsible to negotiate with potential acquisitions and those looking to join our incubator operations. He works with outside accountants and attorneys to be sure the Company is in compliance with SEC regulations. He is responsible for Investor and Public Relations activities.

Mr. Medeiros has focused successfully on investing in turnarounds of financially troubled companies as well as founding new companies. He has a Bachelor of Business Administration with a major in Marketing from Kent State University.

Mr. Medeiros has managed many facets of operating a successful business including operations, finance, human relations, sales & marketing in retail, manufacturing, hospitality, financial services, and online.

Ray was involved with a high technology consumer manufacturer, Runco International (www.runco.com), as a senior executive for nearly 8 years. Medeiros reported to & worked with the CEO to develop company strategy, managed IT, advised marketing vice president, and oversaw outside legal firms. In 2007, along with the CEO, he supervised the Investment Banking Company to negotiate with the public company that purchased Runco.

Medeiros founded a pioneer Internet Company, NewGate Internet, in 1992. It was one of the first companies to market on the Internet and effectively helped companies, such as the Gap and LEGO to use the Internet for branding. NewGate was recognized as an industry leader in paid search for online retailers. In 2006, it was sold to iCrossing (www.icrossing.com), owned by Hearst Corporation.

Additionally, Mr. Medeiros has worked with a number of non-profit organizations for the past 40 years as a volunteer and/or board member. In 2012, he founded a new non-profit called Business Cares to match nonprofits with businesses developing creative projects that benefit both organizations: raising funds for the nonprofit and goodwill for the business.

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Raymond's Articles & Activity

1,177 followers

+ Follow



Surround sound in your home without mess of wires

Raymond Medeiros on LinkedIn

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I'm looking for respected researchers/evaluators to estimate the

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Looking for a motorhome with its own car garage?

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So proud to serve on the ADL Board with distinguished leaders Jeff Joseph, Ed

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Experience

Board Member, Corporate Secretary, Executive VP of Business Development & Investor Relations
Freedom Leaf, Inc
Jun 2014 – Present • 3 yrs 6 mos
Nevada

Founder & President
Business Cares, Inc.
Jul 2012 – Present • 5 yrs 5 mos
4014 24th Street, Suite 337, San Francisco, CA 94114

We are in an embryonic stage. The idea for Business Cares and its mission was rolling around in my head since 2008. We incorporated in California July, 2012 and received IRS approval as a 501 (c) (3) non-profit in Feb 2013. Having done volunteer work for a number of non-profits with many types of missions since my younger career, I realized that I wanted to start a non-profit, but could not decide on which of the causes the mission should center around. Finally, since my background was so steeped in business and since I did have a deep concern for many causes, I decided that a natural thing would be to start one that will be of aid to a number of different non-profits with associated causes in conjunction with for-profit businesses.

Our mission is to act as a catalyst between independent and dissimilar organizations (non-profits & businesses) in our community to enable them to benefit from the efforts of each other.

We believe we can help our community thrive by creating cooperation between non-profit organizations and for-profit companies. Another way of expressing it is that we are a matchmaker between non-profits and businesses so the business can help a non-profit organization through a creative project to raise money for its mission and will at the same time be recognized in the community as a good neighbor for helping a non-profit.

We recognize that social sector organizations need to raise funds to carry out their missions. We also recognize that it is difficult for the businesses to help in either good and especially in tough economic times. Accordingly, we work to highlight the importance of our social sector organizations and to draw attention to the essential support that the business community is giving in order to encourage consumers to reward participating businesses with their patronage.

We believe that, working together, we can strengthen our social sector and business community -- it is our mission to bring both together to benefit us all.

Writer
Freedom Leaf, Inc.
2014 – Present • 3 yrs
Las Vegas, Nevada Area

Executive Vice President
Promoting Merchants, LLC
May 2009 – Jun 2014 • 5 yrs 2 mos

Advertising Agency that provides companies with opportunity to place advertisements in major media at prices that can be at substantially lower than rate card rates. Television, Cable, Major National Newspapers, Major Local Newspapers, Magazines, Radio both local stations and Satellite, and on Web Sites.

Executive Director
EECC -- Electronic Export Compliance Consortium
Dec 2010 – Oct 2012 • 1 yr 11 mos

New Professional Association to aid exporters of Intellectual Property understand, learn and develop IT solutions to meet the regulatory compliance issues of ITAR & EAR. EECC, LLC dba Electronic Exporters Compliance Consortium.

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Education

Kent State University
Bachelor of Business Administration, Marketing
1966 – 1970

Kent State University, Kent, Ohio
Bachelor of Business Administration (B.B.A.) specialty Marketing & Advertising, Marketing and Advertising
1966 – 1970

Featured Skills & Endorsements

Entrepreneurship · 99+
Endorsed by **Clifford J Perry and 7 others who are highly skilled at this**
Endorsed by **10 of Raymond's colleagues at Runco International**

Strategy · 99
Endorsed by **Chris Wildfoerster and 1 other who is highly skilled at this**
Endorsed by **10 of Raymond's colleagues at Runco International**

Marketing · 98
Endorsed by **Clifford J Perry and 8 others who are highly skilled at this**
Endorsed by **11 of Raymond's colleagues at Runco International**

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Recommendations

Received (5) Given (16)

Mike Samaritano
Awesome Guy!
January 7, 2014, Raymond worked with Mike in the same group

Raymond Medeiros is an amazing individual. He is caring, supportive, creative, organized, very professional, and very knowledgeable. Mr. Medeiros is extremely passionate about his work and company and takes pride in making sure customers and employees are treated with respect. I have learned many important techniques from Mr Medeiros which, have come in handy, when it came to closing new business. I will always take what I have learned and share with other sales professionals to help them become more successful.

George Carter
Marketing Communications Consultant
November 15, 2013, Raymond worked with George in the same group

Raymond essentially was the brains behind this company which advised wealthy individuals and companies on how to diversify in the US and overseas. His extensive knowledge of marketing, coupled with his disarming interpersonal skills, enabled INEX to recruit and successfully advise a large and wide range of clients who enjoyed a very profitable relationship with the company, and, as a result, massively increased their profits.

View 3 more recommendations

Accomplishments

1 **Project**
BatterUp AirRep System

Interests

Social Media for Nonprofit Organiz…
113,371 members

Tech Marketing Best Practices
1,049 members

Chester Elton
Author of "The Best Team Wins" & "All In,…
486,316 followers

Kent State University
160,078 followers

Jonah Berger
Wharton Professor and bestselling auth…
158,705 followers

Kent State University
7,056 members

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Richard F. Yanda, Ph.D.

President of Industry Water Filtration
Industry Water Filtration, Inc. • Rushmore University
San Jose, California • 109

Connect

Experience

President
Industry Water Filtration, Inc.
Jan 2017 – Present • 11 mos
Las Vegas, NV

Chairman and CEO
RTE Water, Inc.
Aug 2008 – Jun 2016 • 7 yrs 11 mos
San Jose, CA

Bought out by Industrial Turbidity Solutions, Inc.

Education

Rushmore University
Ph.D., Physics
2006 – 2009

Specializations:
Materials Science
Semiconductor Manufacturing
Public Understanding of Science - Adult Education

University of Denver
Physics Ph.D. candidate, Physics
1980 – 1982

Teaching and Research Assistant

University of Colorado
Bachelor of Arts (BA), Physics, Chemistry, Mathematics (Distributed Studies)
1977 – 1980
Activities and Societies: Teaching and Research Assistant

Volunteer Experience

Los Gatos Representative
Wastewater Treatment Plant Citizen's Committee
Jan 2008 – Sep 2011 • 3 yrs 9 mos
Environment

Featured Skills & Endorsements

Semiconductors · 19 — Endorsed by **Hung Nguyen, who is highly skilled at this**

Manufacturing · 18 — **T. Michael Brown and 17 connections** have given endorsements for this skill

Engineering Man... · 13 — **Claudia Hrusa Geller and 12 connections** have given endorsements for this skill

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Recommendations

Received (0) Given (4)



Paul T. Rygaard
Senior SW Development executive and leader.
January 15, 2015, Paul T. worked with Richard F. in the same group

Paul Rygaard is the comsumate professional manager. He is one of our investors and I have been fortunate to have his help with my startup company. Paul has vast knowledge of all aspects of project management and never misses any detail. His most impressive skill is keeping the effort on track and on time. It is reassuring to have his insight into the highest level of technical details regarding engineering for both software and electronics.



Claudia Hrusa Geller
Sr. Researcher at OTR Global
January 5, 2011, Richard F. worked with Claudia but at different companies

Claudia is highly competent, detail oriented and very articulate. She is comfortable with any scientific or high tech material and communicates these difficult topics clearly to the non-engineer. She impressed me in her role as applications engineer with her complete understanding of the product and in her ability to communicate very esoteric science concepts. Most importantly, she is very pleasant to work with and is socially adept. Her organizational and management skills are excellent.

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Accomplishments

1 **Patent**
Systems, Devices and Methods for High Volume Fluid Filtering

Interests

University of Denver
76,655 followers

University of Denver
87,588 followers

University of Colorado Colorado S...
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